CONTINENTAL HEALTH AFFILIATES, INC.

                           910 SYLVAN AVENUE
                  ENGLEWOOD CLIFFS, NEW JERSEY 07632

                            _______________

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          NOVEMBER [  ], 1997
                            ________________


To the Stockholders of CONTINENTAL HEALTH AFFILIATES, INC.

Notice is hereby given that the Annual Meeting of Stockholders of Continental Health Affiliates, Inc., will be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York on NOVEMBER [ ], 1997 at 10 A.M., for the following purposes:

1.To elect six directors for the ensuing year.

2.To consider and act upon a proposal to amend the Company's certificate of Incorporation in order to effectuate a reverse stock split.

3.To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on October 15, 1997 will be entitled to notice of or to vote at the meeting or any adjournments of the meeting. The Company's transfer books will not be closed.

IF YOU DO NOT INTEND TO  BE  PRESENT IN PERSON AT THE MEETING, PLEASE SIGN AND
PROMPTLY RETURN THE ENCLOSED PROXY.   IF  YOU  ATTEND  THE MEETING AND VOTE IN
PERSON, THE PROXY WILL NOT BE USED.


                                    By Order of the Board of Directors


                                                      ISRAEL INGBERMAN
                                                             Secretary


November [   ], 1997

                            PROXY STATEMENT



                  CONTINENTAL HEALTH AFFILIATES, INC.


The accompanying Proxy is solicited by the Board of Directors of Continental Health Affiliates, Inc. (the "Company"). All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted for the election of the six directors named below. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO THE
COMPANY'S STOCKHOLDERS ON OR ABOUT NOVEMBER [   ], 1997.


                              REVOCATION

Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any stockholder who gives a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, or at the meeting. The presence of a stockholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a stockholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.


                         SOLICITATION EXPENSES

The Company will bear the cost of soliciting proxies. Proxies are being solicited by mail and, in addition, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegraph. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.


                           VOTING SECURITIES

Only stockholders of record at the close of business on October 15, 1997 will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 10,127,151 shares of Common Stock. Each of the outstanding shares is entitled to one vote. Jack Rosen, Joseph Rosen and Israel Ingberman, who together own 26.7% of the Common Stock (including stock held by their wives as custodians for their children and by their children), intend to vote for the election to the Board of Directors of all the nominees named in the section of this Proxy Statement captioned "Election of Directors" and intend to vote in favor of the proposal regarding an amendment to the Certificate of Incorporation in order to effectuate a reverse stock split.

                        PRINCIPAL STOCKHOLDERS


The following table contains information concerning the ownership of the Company's voting securities on October 15, 1997 by the only persons who owned of record or, insofar as the Company is aware, owned beneficially more than 5% of any class of the Company's voting securities:



                               Name and Address              Amount and Nature
   Title of Class             Of Beneficial Owner                   of                Percent of Class
                                                           Beneficial Ownership
_______________________________________________________________________________________________________

    Common Stock      Jack Rosen                           1,398,876 shares (a)(b)            13.2%
                      910 Sylvan Avenue
                      Englewood Cliffs, NJ  07632

    Common Stock      Colonial Management Associates,               530,000 shares             5.2%
                      Inc.
                      1 Financial Center
                      Boston, MA  02111

    Common Stock      Michael Klein                                 939,160 shares             9.3%
   Preferred Stock    100 Shoreline Highway                           3,305 shares            23.8%
                      Building A, Suite 190
                      Mill Valley, CA 94941

    Common Stock      U.S. Management, Inc.                         600,000 shares             5.9%
                      129 South 8th Street
                      Brooklyn, NY  11211

    Common Stock      Private Opportunity Partners, II              775,000 shares             7.7%
                      Ltd.
                      201 South Biscayne Blvd., Suite
                      2950
                      Miami, FL  33131

    Common Stock      Israel Ingberman                              875,372 shares             8.6%
                      910 Sylvan Avenue
                      Englewood Cliffs, NJ  07036

    Common Stock      Joseph Rosen                           922,827 shares (b)(c)             9.1%
                      910 Sylvan Avenue
                      Englewood Cliffs, NJ  07632

____________________
(a)Includes shares of Common Stock issuable on exercise of outstanding stock options as follows:  Mr. Rosen 500,000 shares.
(b)Includes shares of common stock held by children as follows: Jack Rosen, 19,500 shares, Joseph Rosen, 9,750 shares, and Israel Ingberman, 41,666 shares.
(c)Includes 19,500 shares of Common Stock held as custodian for children.

As of October 15, 1997, the Company's directors, its chief executive officer, its other executive officers whose cash compensation exceeded $100,000 during the fiscal year ending June 30, 1997, and all its officers and directors as a group, beneficially owned the following numbers of shares of voting securities of the Company:



                           Name of Beneficial Owner          Amount and Nature
   Title of Class                                                   of                Percent of Class
                                                           Beneficial Ownership
________________________________________________________________________________________________________

    Common Stock      Jack Rosen                           1,398,876 shares (a)(c)            13.2%

    Common Stock      Carl D. Glickman                           96,000 shares (a)               (b)

    Common Stock      Israel Ingberman                          875,072 shares (c)             8.6%

    Common Stock      Joseph Rosen                           922,827 shares (c)(d)             9.1%

    Common Stock      Bruce Slovin                               92,000 shares (a)             1.1%

    Common Stock      Joseph M. Giglio                           95,517 shares (a)             1.1%

    Common Stock      Benjamin Geizhals                          17,000 shares (a)              (b)

    Common Stock      S. Colin Neill                             25,000 shares (a)              (b)

    Common Stock      All directors and                         562,592 shares (a)            32.5%
                        executive officers
                        as a group (8 persons)

____________________
(a) Includes shares of Common Stock issuable on exercise of outstanding stock options as follows:  Mr. Rosen 500,000 shares; Mr. Giglio, 105,000 shares; Mr. Glickman, 95,000 shares; Mr. Slovin, 105,000 shares; Mr. Geizhals,
    17,000 shares; Mr. Neill, 25,000 shares; all directors and executive officers as a group, 847,000 shares.
(b) Less than 1%.
(c) Includes shares of common stock held by children as follows: Jack Rosen, 19,500 shares and Joseph Rosen, 9,750 shares and Israel Ingberman, 41,666 shares.
(d) Includes shares of Common Stock held as Custodian for children, as follows:  Jack Rosen, 125,000 shares, Joseph
    Rosen, 144,500 shares, Israel Ingberman 83,333 shares.

On October 15, 1997, Cede & Co. owned a record of 6,608,773 shares of the Company's Common Stock, constituting 65.3% of the outstanding Common Stock. The Company understands those shares were held beneficially for various brokerage houses, some of whom may in turn have been holding shares beneficially for customers.

                         ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

It is the intention of the people named in the accompanying proxy to vote for the following people as directors of the Company (except as otherwise directed in proxies which are submitted), to hold office until the next annual meeting of stockholders and until their successors are elected and qualify:

                                                  SERVED ON
                                                 THE BOARD OF
                                                   DIRECTORS
     NAME                           AGE              SINCE
     ----                           ---          ------------
Jack Rosen.......................   51  ............ 1981
Joseph Rosen.....................   46  ............ 1981
Israel Ingberman.................   51  ............ 1981
Joseph Giglio....................   56  ............ 1981
Bruce Slovin.....................   61  ............ 1988
Carl D. Glickman.................   71  ............ 1989

Jack Rosen has served as the chief executive officer (the President or Chairman of the Board) and as a Director of the Company  since its incorporation in 1981 and of its subsidiaries from their respective dates of incorporation, the first of  which  was  in 1976.  Mr. Rosen is also the President  and  a  Director  of
CompreMedx  Corporation   ("CompreMedx"),  an  89.1%-owned  subsidiary  of  the
Company, and the Chairman of the Board of Directors and Chief Executive Officer
of Infu-Tech, Inc. ("Infu-Tech"),  a 59% owned subsidiary of the Company. He is actively engaged, together with Joseph  Rosen  and  Israel  Ingberman,  who are officers  and  directors,  and  along  with Jack Rosen, are the three principal stockholders of the Company (the "Principal  Stockholders"),  in  a  variety of enterprises, including real estate development and hotel ownership (the "Rosen-
Ingberman Enterprises").  Jack Rosen is the brother of Joseph Rosen.

Joseph  Rosen  has  served as a Vice President and as a Director of the Company since its incorporation  in  1981  and  as  a  director  and officer of all its subsidiaries (including CompreMedx and Infu-Tech) from their  respective  dates
of  incorporation.   He  became  an Assistant Secretary of the Company in March
1983.  He is actively engaged, together  with the other Principal Stockholders, in the Rosen-Ingberman Enterprises and with  Israel  Ingberman  in nursing home ownership  and  management  ("R-I nursing homes").  He is the brother  of  Jack
Rosen.

Israel Ingberman has served as  Secretary,  Treasurer  and as a Director of the
Company since its incorporation in 1981 and as a director  and  officer  of all its  subsidiaries  (including  CompreMedx  and Infu-Tech) from their respective
dates  of  incorporation.   He is actively engaged,  together  with  the  other
Principal Stockholders, in the  Rosen-Ingberman  Enterprises  and  in  the  R-I
nursing homes with Joseph Rosen.



                                    4

Joseph  M.  Giglio has been a director of the Company since January 1983 and is also a Director  of Infu-Tech.  Since December 1993, he has been serving as the
Chairman of Apogee  Research,  Inc.,  an  infrastructure consulting firm.  From
December  1993  until  August 1994, he was the  Senior  Advisor  to  the  First
Southwest Company.  From  April 1992 to November 1993, he was an Executive Vice
President of Smith Barney &  Co.   And  from  June 1991 to April 1992, he was a
Managing Director of that firm.  From January 1990  to  June  1991,  he was the
President  of  Chase  Municipal  Securities,  Inc.,  an  affiliate of The Chase
Manhattan Bank, N.A.  From August 1988 through December 1989,  Mr. Giglio was a
Senior  Vice  President  at  Chase  Securities,  Inc. in the Municipal  Finance
Division.  For more than five years prior to joining  Chase, Mr. Giglio was the
Senior Managing Director of the Public Finance Department  at  Bear  Stearns  &
Co.,  Inc.   Mr.  Giglio  served  as Chairman of the National Council on Public
Works Improvement, which released its  final  report,  "Fragile Foundation," in
February 1988.  Mr. Giglio chaired the U.S. Senate Budget  Committee's  Private
Sector  Advisory Panel on Infrastructure Financing.  He serves on the board  of
directors  of  The  Hudson  Institute.   Mr.  Giglio has served as an Associate
Professor  of Finance at New York University.  He  is  a  graduate  of  Rutgers
University,  and  holds  a Master of Public Administration degree from New York
University and a Master's degree in Business from Columbia University.

Carl D. Glickman has been  a  director  of the Company since August 1989 and is also a Director of Infu-Tech.  Since 1953,  he  has  been  the president of The
Glickman  Organization,  a  real estate ownership and management  company.   In
addition,  Mr. Glickman is a director  of  Bear  Stearns  Companies,  Inc.  (an investment banking  company),  Jerusalem  Economic Corporation (an Israeli real estate company), Alliance Tyre and Rubber Co.  (an  Israeli tire manufacturer),
Franklin   Holdings,   Inc.   (an  investment  company),  Lexington   Corporate
Properties, Inc. (a real estate  investment  trust), Modern Video Co. (a motion picture production company) and Office Max, Inc. (an office supply retailer).

Bruce Slovin has been a Director of the Company  since  June 1988 and is also a
Director  of  Infu-Tech.  Mr. Slovin is a graduate of Harvard  Law  School  and
Cornell University.   Since  1980,  he  has  been  president  and a director of
MacAndrews & Forbes Group, Inc., an industrial holding company.  Since 1985, he has  been  president  and a director of Revlon Group Incorporated,  a  consumer
products holding company.   In  addition,  Mr.  Slovin is a director of Andrews
Group Incorporated (industrial holding company), M&F Worldwide Corp., (producer of  licorice  extract  and  other flavoring agents),  Cantel  Industries,  Inc.
(distributor of medical equipment)  and  The  Coleman  Company,  Inc.  (outdoor recreational equipment manufacturer).

VOTE REQUIRED

The election of a director requires a plurality of the votes cast for the position on the Board of Directors. Because no minimum vote is required, shares which are present at the meeting but are not voted (whether due to abstentions or otherwise) will not directly affect the outcome of the election.


                                     5



                  PROPOSAL REGARDING A REVERSE SPLIT

REQUIRED VOTE

The Company proposes to effect a one-for-three  reverse  split  of  its  Common
Stock  (the "Reverse Split"), which will cause each outstanding share of Common
Stock to  become  one-third  of a share.  The Reverse Split will affect all the outstanding Common Stock, and  therefore  will  not  change  the  proportionate holdings  of  any  of  the  Company's stockholders.  The Reverse-Split will  be carried out by the Company's  amending  its  Certificate  of  Incorporation  to provide  that  (a)  each  outstanding share of Common Stock, par value $.02 per share, of the Company will  become  one-third  of  a share of Common Stock, par value $.06 per share, and (b) the name of the Company  will  be  changed  to  "
".   A copy of the Company's Restated Certificate of Incorporation, as proposed to be amended, is attached as Exhibit A.

The reason  the Company wants to do the Reverse Split is to increase the market price per share  of the Company's Common Stock.  In June 1997, the Common Stock
was admitted to trading  on  the  NASDAQ  Small-Cap  market.  However, due to a change in the requirements for eligibility to be traded on the NASDAQ Small-Cap market, NASDAQ will not permit the Common Stock to continue  to  be  traded  in that  market  unless  it  trades  for a significant period of time at a trading
price of at least $4.00 per share.   Since  the  Common  Stock  was admitted to
trading on the NASDAQ Small-Cap market its trading price has been between $3.25 and $1.875.  The last reported sale price of the Common Stock on November [  ],
1997 was $[       ].  The Company believes it is beneficial to its stockholders to have the Common Stock traded on the NASDAQ Small-Cap market.  Therefore, the
Company's  Board  of  Directors  approved  the  Reverse Split.  In theory,  the
Reverse Split should cause the trading price of a  share  of Common Stock after the  Reverse  Split to be three times what it would have been  if  the  Reverse
Split had not taken place.  However, this will not necessarily be the case.

In connection with  the  Reverse Split, cash will be paid in lieu of fractional
shares at the rate of $[          ] full post-Reverse Split share.

Following the Reverse Split,  the  Company's  stockholders will be asked to exchange the certificates representing their pre-Reverse  Split  shares for certificates  representing  post-Reverse  Split  shares.  When certificates representing  pre-Reverse split shares are surrendered  for  exchange,  the holders will receive  any  cash  in lieu of fractional shares to which they
may be entitled (without interest).   When  certificates  representing pre-
Reverse  Split  shares  are  presented  for  transfer, the transferee  will receive certificates representing the number of  post-Reverse  Split shares into  which  the  pre-Reverse  Split shares were combined.  The reason  the
Company's name is being changed  in connection with the Reverse Split is to reduce  the  likelihood  that  stockholders  who  have  not  exchanged  the
certificates  representing  their   pre-Reverse   Split  shares  for  stock
certificates representing post-Reverse Split Shares  will  think they still own the pre-Reverse Split number of shares.



                                   6


The   Reverse  Split  will  not  affect  the  proportionate  interests   of
stockholders  in  the  net  assets or operating results of the Company.  It will, however, alter the per  share  interests  in the Company's net assets and operating results to reflect the reduced number  of  shares  which will result from the Reverse Split (i.e., to make them three times what  the per share  net  assets  and  operating  results of the Company were immediately before the Reverse Split).

Because the Reverse Split will reduce  the  number of outstanding shares of
Common  Stock, but will not reduce the number  of  shares  the  Company  is authorized  to  issue, the Reverse Split will increase the number of shares the Company can issue without approval of its stockholders.  The Company is authorized to issue  15,000,000  shares  of  Common  Stock  and,  after the
Reverse  Split, will have approximately 3,376,000 shares outstanding.   The
Board of Directors believes an increase in the number of shares the Company can issue  without  requiring  shareholder  approval is appropriate.  Those shares will be available for issuance, among  other  things,  in connection with employee incentive plans or acquisitions (although the Company  is not currently  engaged  in  any  discussions regarding acquisitions which would involve the issuance of stock).

VOTE REQUIRED

Approval of the amendments to the Company's Certificate of Incorporation, and therefore approval of the Reverse Split, requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote at the meeting.

IT IS  IMPORTANT  THAT  ALL  STOCKHOLDERS  VOTE WITH REGARD TO THE PROPOSAL
REGARDING THE REVERSE SPLIT.  A FAILURE TO VOTE  HAS  THE  SAME EFFECT AS A
VOTE AGAINST THE REVERSE SPLIT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.




                                   7

The following table sets forth the compensation received during each of the years ended June 30, 1997, 1996 and the six months ended June 30, 1995, by the Company's chief executive officer and its other executive officers:



                                      SUMMARY COMPENSATION TABLE

                                                             Annual Compensation                       Long-Term Compensation
                                                             -------------------                       ----------------------
                                                                            Awards             Payouts
                                                                            ------             -------
    Name and        Year         Salary       Bonus          Other      Restricted   Options/    LTIP     All Other
    Principal                      ($)         ($)          Annual        Stock       SARs      Payouts   Compensation
    Position                                              Compensation   Award(s)      (#)        ($)         ($)

    Jack Rosen,     1997        368,000{**} $150,000{**}
    Chairman,       1996        300,000{**}   None             None         None        None       None      None
    President       1995{*}     150,000{**}   None
    and Chief
    Executive
    Officer

    Israel           1997       150,000
    Ingberman,       1996       150,000       None             None         None        None         None
    Treasury,        1995{*}     75,000
    Secretary
    and
    President of
    TNS Nursing
    Homes, Inc.

    S. Colin         1997       147,212                                                25,000
    Neill            1996         -           None             None         None          -          None
    Vice             1995{*}      -                                                       -
    President
    and
    Chief
    Financial
    Officer

    Benjamin         1997
    Geizhals,        1996       137,712       None             None         None        5,000        None
    Vice             1995{*}    130,000                                                 2,000
    President                    65,000


*  Six months ended June 30, 1995
** Includes compensation paid by Infu-Tech


DIRECTORS' FEES

Since 1993, the directors have waived directors' fees (which, prior to 1993, had been paid to directors who were not employees at the rate of $10,000 plus $500 for each directors' meeting attended). Since 1994 Directors have received options in consideration of their waiver of directors fees. In January 1997 the Board of Directors approved the annual grant of options to purchase 10,000 shares of the Company's common stock to each of the independent directors.

OPTION PLANS

The following table sets forth certain information with regard to options granted during the year end June 30, 1997 to the Company's executive officers:


OPTION/SAR GRANTS IN LAST FISCAL YEAR

     Individual Grants

                                  Number of      Percent of Total
                                  Securities       Options/SARs
                                  underlying        Granted to
                                  option/SARs      Employees in
                                  Granted (#)     Fiscal Year (%)  Exercise or Base
                                                                     Price ($/Sh)    Expiration Date       5% ($)          10% (5)
Name

Benjamin Geizhals                     5,000              3.4              2.22          10/18/06            7,000           17,000

S. Colin Neill                       25,000               17%             2.17          07/08/06           34,000           86,500

The following table sets forth certain information with regard to exercises of options and SARs during year end June 30, 1997 and options and SARs held at June 30, 1997.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                   Number of Securities           Value of
                                                       Underlying                Unexercised
                                                       Unexercised               in-the-Money
                                                       Options/SARs              Options/SARs
                                                     at Fiscal Year-End*       at Fiscal Year End
                                                          (#)                         ($)
 Name            Shares              Value           Exercisable(E)/             Exercisable(E)
                Acquired on         Realized         Unexercisable(U)            Unexercisable(U)
                Exercise (#)           ($)
Jack Rosen            -                -                   500,000(E)              $875,000(E)
                                                                 0(U)                     0(U)

Benjamin              -                -                    17,000(E)               $25,000(E)
Geizhals                                                         0(U)                     0(U)

S. Colin Neill        -                -                    25,000(E)               $14,500(E)



COMPENSATION  COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

During the year ended June 30, 1997, the Company's Compensation Committee reviewed and approved the compensation of the Chairman of the Board. Compensation of the Company's senior executive officers, other than its Chairman of the Board, was set by the Chairman of the Board.

TRANSACTIONS  BETWEEN THE COMPANY AND MEMBERS OF ITS  BOARD  OF
DIRECTORS DURING  1997 WERE AS FOLLOWS:

Early in 1990 a dispute over management fees between the Company and three nursing homes owned by the Principal Stockholders was resolved by the nursing homes' agreeing to pay a total of $1,940,000 in satisfaction of all their December 31, 1989 obligations to the Company. In early 1992, the settlement agreement between the Company and the three nursing homes was modified to provide that the then-existing balance of $1,046,000 would be paid in sixteen equal quarterly payments of $76,000 each (which included interest at 72% and principal) beginning June 15, 1992 and continuing through March 15, 1996. The balances remaining on the modified settlement agreement at December 31, 1994 and 1993 (including accrued interest due to payment delinquencies) were $839,000 and $783,000. In January 1995 the settlement agreement was further modified to provide for a $227,000 principal and interest payment to be made on or before March 30,1995 and the remaining balance of $626,000 to be paid in twelve equal quarterly installments of $60,000 each (including interest at 8 1/2%) beginning July 1, 1995 and continuing through March 31, 1998. In June 1997, a credit of $300,000 was applied against the balance then due, because the purchase price obtained by the Company for the sale of one of its properties was enhanced by $300,000 due to the contemporaneous sale of a property owned by the principal stockholders to the same buyer. As of June 30, 1997, the balance was $326,000 including interest and scheduled payments of $88,000 were in arrears.

At June 30, 1997, the Company was owed a total of $246,000 from two entities owned by the Principal Stockholders resulting from loans to the entities from various corporations which now are subsidiaries of the Company, but which were not owned by the Company when the loans were made. The Company is also owed $15,000 for health insurance premiums and other charges with regard to the R-I nursing homes.

During 1997, the Company (including its Infu-Tech subsidiary) was charged $46,000 by a corporation owned by Jack Rosen for use of an airplane owned by that corporation. The Company believes the rates it was charged for use of that airplane were lower than those which would have been available from an independent charter company for use of a similar airplane.

During 1997, the Company issued 600,000 shares of common stock to U.S. Management, Inc. in exchange for the extinction of $2,542,174 of trade debt owed by the Company.

During 1997, Carl Glickman, a director of the Company and Infu-
Tech, was paid $59,000 by the Company for financial consulting fees, including his $5,000 fee as a director of Infu-Tech.

In November 1993, as part of a financial restructuring, the Company offered to exchange 530 shares of its Common Stock for each $1,000 principal amount of its 14-1/8% Subordinated Debentures due 1996 ("Subordinated Debentures"). In response to this offer, The 1965 Trust, of which Carl D. Glickman, a director of the Company and of Infu-Tech is the sole trustee, tendered $1,774,000 principal amount of Subordinated Debentures, which it had purchased on October 12, 1993 for $709,600 (40% of their principal amount) and received in exchange 940,220 shares of the Company's Common Stock. Prior to the purchase of the Subordinated Debentures, the Board of Directors had been informed of the proposed purchase and had determined that the Company would not at that time be able to purchase the Subordinated Debentures for the price at which they were being made available to The 1965 Trust. The day after it purchased the Subordinated Debentures, The 1965 Trust gave the Company the option, exercisable until October 12, 1994, to purchase 939,160 of the shares it would receive in exchange for the Subordinated Debentures for $779,680 (which was 110% of the amount The 1965 Trust paid for the Subordinated Debentures). The option expired without being exercised.

         REPORT ON COMPENSATION BY THE BOARD OF DIRECTORS

During the year-ended June 30, 1997, the Company's Compensation Committee reviewed and approved the compensation of the Chairman of the Board/Chief Executive Officer. Executive
officers have been hired by the chief executive officer. Because of the level of compensation of the executive officers (no executive officer other than the chief executive officer received salary and bonus totaling as much as $150,000 during fiscal year ending June 30, 1997), the compensation of the executive officers other than the chief executive officer himself has been set by the chief executive officer without consultation with, or action by, the Compensation Committee.

Stock options have been granted by a committee of the Company's Board of Directors, of which the chief executive officer is a member, in accordance with recommendations by the chief executive officer. A total of 147,000 stock options were granted in 1997 to persons other than the chief executive officer. These options were granted to provide the officers to whom they were granted with incentives related to the performance of the Company's stock.

In October 1996, the Chief Executive Officer's employment agreement was renegotiated and extended to July 31, 2000 (in August 1995, it had been renegotiated and extended to July
1998). The salary was set at $400,000 (including compensation paid by Infu-Tech). The agreement includes a bonus provision (negotiated in 1995) based upon (a) 2% of the Company's net income and (b) 2% of the amount of any increase over 300% in market cap over a May 1995 base. In October 1996, the Chief Executive Officer was granted a $150,000 bonus (including $75,000 paid by Infu-Tech). The renegotiation and extension of the employment agreement, as well as the bonus, were proposed by the non-employee directors of the Company in recognition of the Company's performance as of the year-ended June 30, 1996.

In January 1994, the Chief Executive Officer was granted a seven-year option to purchase 500,000 shares of the Company's Common Stock for $1 per share. This option was proposed by the non-employee directors of the Company in recognition that a 1993 financial restructuring of the Company, which included the issuance of common and preferred stock in exchange for debt, had substantially reduced the percentage of the Company's stock owned by the chief executive officer. These directors felt that, in view of the substantial effort that restructuring required, and the substantial benefit to the Company from the restructuring, it would be appropriate to give the chief executive officer an option which, if exercised, would restore the chief executive officer's stock ownership to approximately the same percentage of the outstanding Common Stock that he owned before the restructuring (approximately 16%).

During 1992, in anticipation of a public offering of stock of Infu-Tech, Inc. which reduced the Company's ownership of Infu-Tech from 100% to 58%, it was decided that Infu-Tech would pay the chief executive officer $100,000 per year for acting as chief executive officer of Infu-Tech, and that his salary from the Company would be reduced by that amount. This allocation of the chief executive officer's salary between the Company and Infu-Tech was approved by the Board of Directors of Infu-Tech, which at the time consisted of the chief executive officer of the Company and the other two Principal Stockholders (one of whom is the chief executive officer's brother). At the time the Board of Directors of the Company voted to approve the public offering of Infu-Tech stock, it was aware that the chief executive officer's total compensation from the Company and Infu-Tech would remain at $300,000 per year, with $200,000 paid by the Company and $100,000 paid by Infu-Tech. Although the Board of Directors of the Company was not asked to take action with regard to this arrangement, it did not object to it.

JOSEPH GIGLIO                           CARL GLICKMAN
ISRAEL INGBERMAN                        JACK ROSEN
JOSEPH ROSEN                            BRUCE SLOVIN
                          12


                   BOARD MEETINGS AND COMMITTEES

The Company's Board of Directors met six times during the year-ended June 30, 1997. All the directors attended all of these meetings, except Mr. Giglio, who attended five meetings, Mr. Glickman, who attended five meetings, and Mr. Slovin, who attended four meetings. The Company has an Audit Committee consisting of Joseph Giglio, Carl D. Glickman and Bruce Slovin. The principal functions of this Committee are reviewing arrangements for and scope of the engagement of the Company's independent auditors and reviewing with those auditors any concerns they may have about the Company's financial reporting or internal controls. The Audit Committee met one time during 1997. The Company has a Compensation Committee consisting of Joseph Giglio, Carl D. Glickman and Bruce Slovin. The principal functions of this committee are to review and approve the compensation of the Chief Executive and other officers of the Company. The Compensation Committee met two times during 1997. There also is a subcommittee of the Board of Directors which considers and grants stock options, consisting of Jack Rosen, Joseph Rosen and Israel Ingberman. The subcommittee informally met several times in 1997. No formal meetings were held by the subcommittee. All members of the subcommittee attended all the informal meetings.

                         FILING OF REPORTS

To the best of the Company's knowledge, no director, officer, or beneficial owner of more than 10% of the Company's stock failed to file on a timely basis reports required by '16(a) of the Securities and Exchange Act of 1934, as amended, during the year ended June 30, 1996.


                      INDEPENDENT ACCOUNTANTS

KPMG Peat Marwick audited the accounts of the Company for 1997.
The Company has not yet determined who will audit its accounts for 1998.

A representative of KPMG Peat Marwick is expected to be present at the stockholders meeting, will be given an opportunity to make a statement if so desired and will be available to respond to appropriate questions.


                           OTHER MATTERS

The management knows of no matters other than the ones described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgement.


         STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholder proposals intended to be presented at the 1998 Annual Meeting must be received not later than August 31, 1998. Proposals should be addressed to the Secretary of the Company, 910 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and should be send Certified Mail-Return Receipt Requested.


                               By order of the Board of Directors

                                                 ISRAEL INGBERMAN
                                                        Secretary

CONTINENTAL HEALTH AFFILIATES, INC.                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned stockholder of CONTINENTAL HEALTH AFFILIATES, INC., hereby appoints JACK ROSEN, JOSEPH ROSEN and ISRAEL INGBERMAN, or any of them present, with full power of substitution, as attorneys and proxies of the undersigned to appear at the Annual Meeting of Stockholders of CONTINENTAL HEALTH AFFILIATES, INC., to be held on December , 1997, and at any and all adjournments of that meeting, and there to act for the undersigned and vote all shares of stock of CONTINENTAL HEALTH AFFILIATES, INC. standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, as follows:

(1)   ELECTION OF DIRECTORS:

      FOR all nominees listed below (except        WITHHOLD AUTHORITY to vote
      as marked to the contrary below)             for any nominee listed below

Jack Rosen, Joseph Rosen, Israel Ingberman, Joseph M. Giglio, Bruce Slovin and Carl D. Glickman.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

                             ------------------------------


(2)   REVERSE STOCK SPLIT

      FOR approval of the amendment to      AGAINST approval of the amendment
      the Certificate of Incorporation      to the Certificate of Incorporation
      to effectuate a reverse stock split   to effectuate a reverse stock split

(3) In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting


                            (SIGN ON REVERSE SIDE)

      Please sign exactly as name appears below. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.


                                  Dated __________________ 199__



                                  ______________________________
                                  SIGNATURE


                                  ______________________________
                                  SIGNATURE IF HELD JOINTLY


                                  THIS PROXY IS BEING SOLICITED BY THE BOARD
                                  OF DIRECTORS OF CONTINENTAL HEALTH
                                  AFFILIATES, INC. UNLESS OTHERWISE SPECIFIED,
                                  THIS PROXY WILL BE VOTED FOR THE ELECTION OF
                                  ALL SIX OF THE NOMINEES FOR ELECTION TO THE
                                  BOARD OF DIRECTORS LISTED ABOVE AND FOR
                                  THE PROPOSAL TO AMEND THE CERTIFICATE OF
                                  INCORPORATION TO EFFECTUATE A REVERSE STOCK
                                  SPLIT.


                                       2